Exhibit 10.02

EXECUTION COPY

One Bio, Corp.
19950 W Country Club Dr.
Suite 100
Aventura FL 33180

July 8, 2011

UTA Capital LLC
YZT Management LLC
c/o Mr. Udi Toledano, Managing Member
100 Executive Drive, Suite 330
West Orange, NJ 07052

Gal Dymant
Flat B, 21/F
Tower 1, Estoril Court
55 Garden Road
Hong Kong, HK

Alan Fournier
11 Spring Hollow Road
Far Hills, New Jersey 07931

Ladies and Gentlemen:

One Bio, Corp. (the “Company”) and UTA Capital, LLC, Gal Dymant and Alan Fournier (collectively, the “Consulting Firms”) are parties to that certain consulting letter agreement dated as of February 28, 2011 (the “Prior Agreement”).  This letter confirms the mutual understanding of the Company and the Consulting Firms with respect to certain provisions of the Prior Agreement effective as of the date of this letter agreement.   Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Prior Agreement.  In consideration of the mutual promises contained herein and under the Prior Agreement and the continued performance of the parties of their continuing obligations under the Prior Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Share Put Right.  The Put Right under paragraph 3(a) of the Prior Agreement is hereby amended and modified as follows:

(a)           The Company hereby agrees to purchase from each of the Consulting Firms, severally and not jointly, and each Consulting Firm hereby agrees to sell to the Company, severally and not jointly, the shares of the Company’s common stock identified on Schedule 1 attached hereto (the “Put Shares”) on the terms set forth below (the “Put Right”):

(i)           Price. The price per share to be paid by the Company for the Put Shares shall be $5.3893 per share, net of any taxes and transfer fees; and

(ii)           Closing. The issuance and sale of the Put Shares shall be completed as follows:

(A)            up to 79,788 shares for $430,000 on the earlier to occur of (1) the Extended Maturity Date, or (2) such earlier date as the Notes are repaid in full by the Company (the earlier of such dates, the “First Put Date”);

(B)           up to 108,881 shares for $586,800 on the four month anniversary of the First Put Date; and

(C)           up to 111,331 shares for $600,000 on the seven month anniversary of the First Put Date.

(b)           Security.  As security for the Company’s obligations with respect to the Put Right set forth above, the pledge and security obligations of the Company to the Consulting Firms set forth in that certain Securities Purchase and Registration Rights Agreement dated January 8, 2009, as extended, modified and amended through the date hereof, shall survive and continue in full force and effect until such time as all amounts owing to the Consulting Firms under this letter agreement or any other agreement or instrument have been paid in full.

(c)           Allocation.  Put Shares shall be allocated among the Consulting Firms in accordance with Schedule 1 attached hereto.

2. Enforceability.  Except as specifically modified herein, all prior written agreements between the Company and the Consulting Firms remain in full force and effect.

3. Amendment and Waiver.  No term, covenant, agreement or condition of this letter agreement may be amended unless in a writing and executed by all of the parties hereto affected thereby.  No waiver of any term, covenant, agreement or condition of this letter agreement by a party shall be effective unless in writing executed by the waiving party.

4. Successors and Assigns.  This letter agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, and shall be subject to the terms and conditions of any prior written agreements between the parties.

5. Counterparts.  This letter agreement may be executed by one or more of the parties to this letter agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

6. Severability.  In case any one or more of the provisions contained in this letter agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

7. Conflict with Existing Loan Documents.  Notwithstanding any provision to the contrary contained in this letter agreement or any other written agreement between the parties, if any of the provisions of any other written agreement between the parties conflict with or are inconsistent with the provisions of this letter agreement, this letter agreement shall control and govern.

8. Captions.  The captions and headings of this letter agreement are for convenience of reference only and shall not affect the interpretation of this letter agreement.

9. Governing Law.  WITH RESPECT TO ANY ACTION OR DISPUTE BETWEEN COMPANY AND THE PURCHASERS THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

ONE BIO, CORP.

By:	/s/Marius Silvasan
Name :
Title :
Address: 8525 NW 53rd Terr., Suite C101
Doral, Fl 33166
Attention: Chief Executive Officer

CONSULTING FIRMS:

UTA CAPITAL LLC,
a Delaware limited liability company

By: YZT Management LLC, its Managing Member

By:	/s/ Udi Toledano
Name: Udi Toledano
Title: Managing Member
Address: 100 Executive Drive, Suite 330
West Orange, NJ 07052

GAL DYMANT

By:	/s/ Gal Dymant
Gal Dymant

Address: Flat B, 21/F
Tower 1, Estoril Court
55 Garden Road
Hong Kong, HK

CONSULTING FIRMS CONT’D:

ALAN FOURNIER

By:	/s/ Alan Fournier
Alan Fournier

Address: 11 Spring Hollow Road
Far Hills, New Jersey 07931

Schedule 1

Purchaser	Number of Put Shares	Percentage Interest in Put Share Tranches
UTA Capital LLC	206,896 Shares	68.965%
Gal Dymant	36,208 Shares	12.069%
Alan Fournier	56,896 Shares	18.966%
Total	300,000 Shares	100%